EXHIBIT 5

                                              January 15, 1999


Randall's Food Markets, Inc.
3663 Briarpark
Houston, Texas  77042

Gentlemen:

     We have acted as counsel for Randall's Food Markets, Inc., a Texas corporation (the "Company"), and have advised the Company in connection with the preparation and filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement"), which Registration Statement constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-44157) relating to the issuance by the Company of an additional 350,000 shares of the Company's Common Stock, par value $.25 per share (the "Shares"), pursuant to the Amended and Restated 1997 Stock Purchase and Option Plan for Randall's Food Markets, Inc. and Subsidiaries, being a plan for employees, directors or other persons having a relationship with the Company and its subsidiaries
(the "1997 Plan").

     We have reviewed the corporate action of the Company in connection with the issuance and sale of the Shares and have examined, and have relied as to matters of fact, upon originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents or oral statements of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing and subject to the qualifications and limitations stated herein, we hereby advise you that in our opinion the issuance of the Shares has been duly authorized and, when issued and sold as contemplated by the 1997 Plan, such Shares will be validly issued, fully paid and non-assessable.

     We are members of the Bar of the State of Texas and do not express any opinions herein concerning any law other than the federal laws of the United States, the internal law of the State of Texas and the Texas Business Corporation Act.

     This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

     We hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement.

                                       Very truly yours,

                                       /s/  VINSON & ELKINS L.L.P.

                                       Vinson & Elkins, L.L.P.



































                                      -2-